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                                                                     EXHIBIT 5.1

                [Letterhead of Richards, Layton & Finger, P.A.]

                                October 29, 2003

Information Resources, Inc. Litigation
 Contingent Payment Rights Trust
c/o Information Resources, Inc.
150 North Clinton Street
Chicago, IL  60661

     Re:  INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Information Resources, Inc. Litigation Contingent Payment Rights Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

     (a) The Certificate of Trust of Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 27, 2003;

     (b) The Declaration of Trust, dated as of August 27, 2003, among Information Resources, Inc., a Delaware corporation (the "Company"), and the trustees named therein;

     (c) Amendment No. 2 to the Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus (the "Prospectus") relating to the contingent value rights certificates of the Trust representing beneficial interests in the assets of the Trust (each, a "Rights Certificate" and collectively, the "Rights Certificates"), filed by the Company and the Trust with the Securities and Exchange Commission on October 21, 2003;

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 Contingent Payment Rights Trust
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     (d)  A form of Amended and Restated Declaration of Trust for the Trust
          attached as an exhibit to the Registration Statement (the "Declaration of Trust"), to be entered into among the Company and the trustees named therein (including Exhibit A attached thereto); and

     (e) A Certificate of Good Standing for the Trust, dated October 28, 2003, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

     As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation,
(iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties (other than the Trust) thereto of all documents examined by us, (vi) the receipt by each Person to whom a Rights Certificate is to be issued by the Trust (collectively, the "Holders") of a Rights Certificate and the payment for such Rights Certificate, in accordance with the Declaration of Trust and as described in the Registration Statement, and (vii) that the Rights Certificates will be executed, authenticated, issued and sold to the Holders in accordance with the Declaration of Trust and as described in the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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 Contingent Payment Rights Trust
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October 29, 2003
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     1.   The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

     2. The Rights Certificates of the Trust will represent valid, fully paid and nonassessable beneficial interests in the assets of the Trust.

     3. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Declaration of Trust.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Validity of the Rights Certificates" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Richards, Layton & Finger, P.A.

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